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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2012 (the “Closing Date”), TVA entered into a lease-purchase transaction involving its John Sevier Combined Cycle Facility (the “Facility”) located in Hawkins County, Tennessee. The Facility is designed to have summer net generation capacity of approximately 880 megawatts and is currently scheduled to begin commercial operations in June 2012.

In connection with this transaction, TVA entered into three material definitive agreements on the Closing Date with John Sevier Combined Cycle Generation LLC, a single-purpose Delaware limited liability company (“JSCCG”): a Head Lease Agreement (the “Head Lease”) (the United States of America is also a party to this agreement), a Facility Lease-Purchase Agreement (the “Facility Lease”), and a Construction Management Agreement (the “CMA”). Each of these agreements is described in more detail below.

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Head Lease. Under the Head Lease, TVA will lease the Facility to JSCCG for a term of fifty years. In exchange, JSCCG made a one-time rental payment to TVA on the Closing Date. The Head Lease, however, will terminate sooner (upon the expiration of the Facility Lease) so long as all payments under the Facility Lease have been made and there is no significant lease event of default for which JSCCG has exercised remedies to dispossess TVA of the Facility.

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Facility Lease. Under the Facility Lease, TVA will lease the Facility back from JSCCG for a term of thirty years. TVA will make rental payments to JSCCG on each January 15 and July 15, commencing on July 15, 2012, and ending on January 15, 2042. The amount of rent payable on each rent payment date is listed in a schedule attached to this report as Exhibit 99.1, which schedule is incorporated herein by reference. These rent payments may be accelerated (1) immediately upon (a) the occurrence of a bankruptcy event (to the extent TVA becomes subject to bankruptcy law in the future), insolvency event, or similar event with respect to TVA or (b) repudiation by TVA of the Head Lease, the Facility Lease, or the related Ground Lease Agreement or (2) on a date no earlier than 180 days after the occurrence of certain payment defaults by TVA. Throughout the term of the Facility Lease, TVA will operate and maintain (and improve to the extent required by applicable law) the Facility and take all power from the Facility. At the end of the Facility Lease, TVA will own the Facility as long as TVA is not in default under the Facility Lease.

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CMA. Under the CMA, TVA is obligated to use commercially reasonable efforts to cause the Facility to achieve substantial completion by January 14, 2013, or as soon thereafter as commercially practicable. On the Closing Date, JSCCG made a one-time payment to TVA in exchange for TVA's agreement to perform its obligations under the CMA.

JSCCG is owned by an equity investor who contributed cash equity to JSCCG in the amount of $100,000,000 on the Closing Date. In addition, JSCCG issued secured notes on the Closing Date in an aggregate principal amount of $900,000,000. Of the $1,000,000,000 raised by JSCCG, JSCCG paid $970,044,698 to TVA on the Closing Date under the Head Lease and the CMA, and deposited the remaining $29,955,302 with a lease indenture trustee. The lease indenture trustee will use the $29,955,302 to fund the principal and interest due on the secured notes on the first debt service payment date as well as to fund the return on the equity investment accruing from the Closing Date through the first debt service payment date. TVA plans to use its aggregate proceeds of $970,044,698 for the benefit of its power program.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion in Item 1.01, which discussion is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Schedule of Amount of Rent Payable on Each Rent Payment Date Under the Facility Lease-Purchase Agreement Dated as of January 17, 2012, Between John Sevier Combined Cycle Generation LLC and TVA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: January 20, 2012	/s/ John M. Thomas, III
John M. Thomas, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Schedule of Amount of Rent Payable on Each Rent Payment Date Under the Facility Lease-Purchase Agreement Dated as of January 17, 2012, Between John Sevier Combined Cycle Generation LLC and TVA